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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-A


                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



                            DUKE REALTY INVESTMENTS, INC.
               (Exact name of registrant as specified in its charter)

                 INDIANA                          35-1740409
       (State of incorporation of       (I.R.S. Employer Identification No.)
             organization)

                          8888 KEYSTONE CROSSING, SUITE 1200
                             INDIANAPOLIS, INDIANA 46240
                      (Address of principal executive offices,
                                 including Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                Name of each exchange on which
          to be so registered                each class is to be registered

         DEPOSITARY SHARES, EACH SHARE
     REPRESENTING A 1/10 OWNERSHIP INTEREST     NEW YORK STOCK EXCHANGE
       IN ONE 8.25% SERIES E CUMULATIVE
       REDEEMABLE PREFERRED SHARE

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instructions A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities of Duke Realty Investments, Inc. (the "Registrant") to be registered on the New York Stock Exchange, Inc. are certain Depositary Shares ("Depositary Shares"), each representing a one-tenth (1/10) ownership interest in one 8.25% Series E Cumulative Redeemable Preferred Share, $.01 par value, $250.00 liquidation preference ("Preferred Shares"). The descriptions of the Depositary Shares and the Preferred Shares under headings "Description of Series E Preferred Shares and Depositary Shares," "Description of Preferred Stock" and "Description of Depositary Shares" set forth in the Prospectus dated April 20, 1998 (File No. 333-49911) and the Supplement thereto dated January 14, 1999 and filed by Registrant on January 19, 1999 pursuant to Rule 424(b) are hereby incorporated by reference.

ITEM 2.   EXHIBITS.

     4.1 Form of Deposit Agreement among Registrant, American Stock Transfer and Trust Co. and the holders from time to time of certain Depositary Receipts (which includes as an exhibit the form of depositary receipt), incorporated by reference from Exhibit 4 to the Registrant's Current Report on Form 8-K filed on January 19, 1999 (the "Current Report").

     4.2 Form of Articles of Amendment of Registrant's Articles of Incorporation, incorporated by reference from Exhibit 3 to the Current Report.

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                                      SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   DUKE REALTY INVESTMENTS, INC.


                                   By: /s/ Dennis D. Oklak
                                       -------------------------------

                                   Title: Executive Vice President,
                                          Chief Administrative Officer
                                          and Treasurer



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